UNITED STATES

SECURITIES AND EXHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

Bulova Technologies Group, Inc.

(Exact name of registrant as specified in its character)

Florida	000-9358	83-0245581
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Id#)

 1501 Lake Avenue SE

Largo, FL 33771

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including are code: (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

Bulova Technologies Group, Inc. (the “Company”) entered into a Stock Purchase Agreement dated July 20, 2017 to acquire all of the stock of Big Red LTL Transport, Inc. (“Big Red”), with the following material items:

1.  A purchase price in the amount of $504,000 in the form of a seven year unsecured promissory note payable without interest, plus the assumption of certain liabilities.

2.  The Company, through its acquisition of Big Red, acquired a subsidiary owning or leasing 27 trucks, 38 refrigerated trailers with hubs in Netcong, New Jersey and Chicago, Illinois.

3.  The seller is an independent third party and has no prior relationship to the Company and / or      its officers.

The foregoing does not constitute a complete summary of the terms of the Stock Purchase Agreement, and reference is made to the complete text of this document which is attached hereto as Exhibit 10.1 incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)- Exhibit

10.1 Asset Purchase Agreement dated July 20, 2017 between Bulova Technologies Group, Inc. and Michael and Constance Pryslak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bulova Technologies Group, Inc. (Registrant)

Date: July 26, 2017	By:	/s/ Stephen Gurba
	Name:	Stephen Gurba
	Title:	CEO